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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              SITARA NETWORKS, INC.

SITARA NETWORKS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Sitara Networks, Inc. The original certificate of Incorporation was filed with the Secretary of State on July 19, 1996 under the name K2 Net, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State on December 9, 1996, a Certificate of Amendment changing the name of the Corporation to Sitara Networks, Inc. was filed with the Secretary of State on June 24, 1997, a Restated Certificate of Incorporation was filed with the Secretary of State on September 9, 1997, a Restated Certificate of Incorporation was filed with the Secretary of State on May 18, 1998, a Restated Certificate of Incorporation was filed with the Secretary of State on December 21, 1998, a Restated Certificate of Incorporation was filed with the Secretary of State on July 9, 1999 and a Restated Certificate of Incorporation was filed with the Secretary of State on January 13, 2000.

2. This Restated Certificate of Incorporation restates and integrates and amends the Restated Certificate of Incorporation of this Corporation to read in its entirety as follows:

FIRST:      The name of the Corporation is Sitara Networks, Inc.

SECOND:     The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Corporation.

THIRD:      The nature of the business to be conducted or promoted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:     The total number of shares of all classes of stock that the
Corporation shall have the authority to issue is 96,800,000 shares, $.00001 par value, which shall consist of two classes of stock as follows:

         Common Stock, $.00001 par value
         ("Common Stock")                            70,000,000 shares

         Preferred Stock, $.00001 par value
         ("Preferred Stock")                         26,800,000 shares

         At the time the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware becomes effective:

                  (a) Each outstanding share of the Common Stock, par value $.00001 per share, of the Corporation (the "Old Common Stock") shall be reclassified as and subdivided into one and one-half (1.5) shares of Common Stock, par value $0.0001 per share, of the Corporation; and
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                  (b)      All authorized but unissued shares of Old Common
Stock shall be eliminated and extinguished.

         Upon the effective filing hereof with the Secretary of State of the State of Delaware, the reclassification and subdivision of the issued and outstanding shares of Old Common Stock into issued and outstanding shares of Common Stock shall occur automatically without any further action by the holders of such shares of Old Common Stock and whether or not the certificates representing the shares of Old Common Stock are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such reclassification and subdivision unless certificates evidencing such shares of Old Common Stock which have been reclassified and subdivided are either delivered to the Corporation as hereinafter provided or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

         Upon the occurrence of the automatic reclassification and subdivision of the Old Common Stock, the holders of Old Common Stock shall surrender the certificates representing such shares at the office of the Corporation. Thereupon there shall be issued and delivered to such holder at such office and in the name shown on such surrendered certificate or certificates(s), a certificate for the number of shares of Common Stock into which the surrendered shares of Old Common Stock have been reclassified and subdivided, dated as of the date on which such automatic reclassification and subdivision occurs.

         The rights, preferences, privileges and restrictions granted to and imposed upon the various classes and series of stock of the Corporation are as follows:

A.       PREFERRED STOCK.

         1.       ISSUANCE IN SERIES, DESIGNATION, VOTING.

                  (a) AUTHORITY VESTED IN BOARD OF DIRECTORS. The Preferred Stock may be divided into and issued in series from time to time. Authority is vested in the Board of Directors, subject to the limitations and procedures set forth in this Restated Certificate of Incorporation or prescribed by law, to divide any part or all of such Preferred Stock into any number of series, to fix and determine the relative rights and preferences of the shares of any series to be established, and to amend the rights and preferences of the shares of any series that has been established but is wholly unissued.

                  (b) DESIGNATION. The following series of Preferred Stock are hereby designated: Six Million Five Hundred Thousand (6,500,000) shares of Preferred Stock shall be designated and known as "Series A Convertible Preferred Stock" ("Series A Preferred"); Five Million (5,000,000) shares of Preferred Stock shall be designated and known as "Series B Convertible Preferred Stock" ("Series B Preferred"); One Million Three Hundred Fifty Thousand (1,350,000) shares of Preferred Stock shall be designated and known as "Series C Convertible Preferred Stock" ("Series C Preferred"); Eight Hundred Thousand (800,000) shares of Preferred


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Stock shall be designated and known as "Series D Convertible Preferred Stock"
("Series D Preferred"); Six Million Five Hundred Thousand (6,500,000) shares of Preferred Stock shall be designated and known as "Series E Convertible Preferred Stock" ("Series E Preferred"); Two Million (2,000,000) shares of Preferred Stock shall be designated and known as "Series F Convertible Preferred Stock" ("Series F Preferred"); and Four Million Six Hundred and Fifty Thousand (4,650,000) shares of Preferred Stock shall be designated and known as "Series G Convertible Preferred Stock" ("Series G Preferred"). Except as otherwise provided in this Restated Certificate of Incorporation, all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                  (c) AMENDMENT TO SERIES DECREASING SHARES. Within any limits stated in this Restated Certificate of Incorporation or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding or reserved for issuance pursuant to the exercise of any outstanding warrants) the number of shares of that series, and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated shares.

                  (d) AUTHORITY LIMITED TO UNISSUED SHARES. The authority herein granted to the Board of Directors to determine the relative rights and preferences of the Preferred Stock shall be limited to unissued shares, and no power shall exist to alter or change the rights and preferences of any shares that have been issued.

                  (e) VOTING. Except as otherwise expressly provided herein, or as required by law, the holders of shares of Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Corporation entitled to vote as a single class on all actions to be taken by the shareholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the largest number of whole shares of Common Stock into which such shares of Preferred Stock could be converted, pursuant to the provisions of paragraph 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.

                  (f) AMENDMENTS, MERGER. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required hereby or by law, and in addition to any other vote required hereby or by law, without the affirmative vote or consent of the holders of at least sixty (60%) percent of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class on an as converted basis, the Corporation will not:


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                           (i)      Amend this Restated Certificate of
Incorporation if such amendment would materially adversely affect in the same manner any of the rights, preferences, privileges of or limitations provided for herein of the Preferred Stock; or

                           (ii)     Effect, or obligate itself to effect, any
merger, sale, lease, assignment, transfer, license or other conveyance of all or substantially all of the assets of the Corporation (including the assets of any subsidiary thereof), or any consolidation or merger involving the Corporation, or any capital reorganization, reclassification, dissolution, liquidation or winding up of the Corporation, except for (1) the consolidation or merger with, or transfer of assets to, any wholly-owned subsidiary or (2) the merger into the Corporation or transfer of assets to the Corporation from any wholly-owned subsidiary.

                  (g) APPROVAL RIGHTS. At any time when shares of any series of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required hereby or by law, without the written consent of the holders of at least sixty (60%) percent of the then outstanding shares of any series of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single series, the Corporation will not:

                           (i)      Change the dividend rights of the holders of
such series of Preferred Stock, or change the relative seniority rights of the holders of such series of Preferred Stock as to the payment of dividends in relation to the holders of any other class or series of capital stock of the Corporation; or

                           (ii)     Reduce the amount payable to the holders of
such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of such series of Preferred Stock in relation to the rights upon liquidation of the holders of any other class or series of capital stock of the Corporation; or

                           (iii)    Cancel or modify the conversion rights of
the holders of such series of Preferred Stock provided for in paragraph 5 herein; or

                           (iv)     Increase the authorized number of shares of
such series of Preferred Stock or create or increase the authorized number of shares of the Corporation's capital stock, including any security or obligation convertible into such series of Preferred Stock or any other class or series of stock, unless such class or series of capital stock ranks on a parity with or junior to such series of Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether such creation, authorization or increase shall be by means of amendment to this Restated Certificate of Incorporation, or by merger, consolidation or otherwise.

         2. NO IMPAIRMENT OF RIGHTS. The Corporation will not, without the consent of the holders of Preferred Stock set forth in Section 1(g) above, by amendment of this Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation,


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merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, subject to the terms hereof, in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation
(i) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of all Preferred Stock from time to time outstanding under the terms hereof.

         3. DIVIDEND RIGHTS. No cash dividends shall be declared or set aside for any shares of Preferred Stock except as follows:

                  (a) SERIES A PREFERRED STOCK. From and after the date of the original issuance of the shares of Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in the amount of $0.085 per share per annum (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series A Preferred Stock) (the "Series A Accruing Dividends"). The Series A Accruing Dividends shall accrue annually whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart for the Series A Preferred Stock; provided, however, that the Corporation shall be under no obligation to pay any such Series A Accruing Dividends (i) until and when so declared by the Board of Directors,
(ii) except upon the liquidation, dissolution or winding-up of the Corporation as provided in paragraph 4 below, or (iii) except upon any redemption of the Series A Preferred Stock;

                  (b) SERIES B PREFERRED STOCK. From and after the date of the original issuance of the shares of Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in the amount of $0.12 per share per annum (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series B Preferred Stock) (the "Series B Accruing Dividends"). The Series B Accruing Dividends shall accrue annually, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart for the Series B Preferred Stock; provided, however, that the Corporation shall be under no obligation to pay any such Series B Accruing Dividends (i) until and when so declared by the Board of Directors,
(ii) except upon the liquidation, dissolution or winding-up of the Corporation


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as provided in Section 4 below, or (iii) except upon any redemption of the
Series B Preferred Stock.

                  (c) SERIES C PREFERRED STOCK. From and after the date of the original issuance of the shares of Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in the amount of $0.35 per share per annum (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series C Preferred Stock) (the "Series C Accruing Dividends"). The Series C Accruing Dividends shall accrue annually, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart for the Series C Preferred Stock; provided, however, that the Corporation shall be under no obligation to pay any such Series C Accruing Dividends (i) until and when so declared by the Board of Directors,
(ii) except upon the liquidation, dissolution or winding-up of the Corporation as provided in Section 4 below, or (iii) except upon any redemption of the Series C Preferred Stock.

                  (d) SERIES D PREFERRED STOCK. From and after the date of the original issuance of the shares of Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in the amount of $0.35 per share per annum (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series D Preferred Stock) (the "Series D Accruing Dividends"). The Series D Accruing Dividends shall accrue annually, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart for the Series D Preferred Stock; provided, however, that the Corporation shall be under no obligation to pay any such Series D Accruing Dividends (i) until and when so declared by the Board of Directors,
(ii) except upon the liquidation, dissolution or winding-up of the Corporation as provided in Section 4 below, or (iii) except upon any redemption of the Series D Preferred Stock.

                  (e) SERIES E PREFERRED STOCK. From and after the date of the original issuance of the shares of Series E Preferred Stock, the holders of the Series E Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in the amount of $0.354 per share per annum (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series E Preferred Stock) (the "Series E Accruing Dividends"). The Series E Accruing Dividends shall accrue annually, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set


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apart for the Series E Preferred Stock; provided, however, that the Corporation shall be under no obligation to pay any such Series E Accruing Dividends (i) until and when so declared by the Board of Directors, (ii) except upon the liquidation, dissolution or winding-up of the Corporation as provided in Section 4 below, or (iii) except upon any redemption of the Series E Preferred Stock.

                  (f) SERIES F PREFERRED STOCK. From and after the date of the original issuance of the shares of Series F Preferred Stock, the holders of the Series F Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in the amount of $0.45 per share per annum (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series F Preferred Stock) (the "Series F Accruing Dividends"). The Series F Accruing Dividends shall accrue annually, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart for the Series F Preferred Stock; provided, however, that the Corporation shall be under no obligation to pay any such Series F Accruing Dividends (i) until and when so declared by the Board of Directors,
(ii) except upon the liquidation, dissolution or winding-up of the Corporation as provided in Section 4 below, or (iii) except upon any redemption of the Series F Preferred Stock.

                  (g) SERIES G PREFERRED STOCK. From and after the date of the original issuance of the shares of Series G Preferred Stock, the holders of the Series G Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends in the amount of $0.599 per share per annum (as equitably adjusted by the Board of Directors for any stock split, stock dividend, reclassification of shares or other similar event affecting Series G Preferred Stock) (the "Series G Accruing Dividends"). The Series G Accruing Dividends shall accrue annually, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart for the Series G Preferred Stock; provided, however, that the Corporation shall be under no obligation to pay any such Series G Accruing Dividends (i) until and when so declared by the Board of Directors,
(ii) except upon the liquidation, dissolution or winding-up of the Corporation as provided in Section 4 below, or (iii) except upon any redemption of the Series G Preferred Stock.

                  (h) CERTAIN DIVIDENDS ON COMMON STOCK. In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock or other securities of the Corporation) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends, per share of Preferred Stock as would have been payable on the largest number of whole shares of


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Common Stock into which each share of Preferred Stock would be convertible if such Preferred Stock had been converted to Common Stock pursuant to the provisions of paragraph 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends.

                  (i) CERTAIN OTHER DIVIDENDS. In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock or other securities of the Corporation) payable upon any class or series of capital stock of the Corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Preferred Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to, (i) in the case of any series or class convertible into Common Stock, that dividend, per share of Preferred Stock, as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Preferred Stock had been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of capital stock is not convertible into Common Stock, at a rate per share of each series of Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Original Purchase Price, as hereinafter defined, at which the shares of such series of Preferred Stock were initially issued (as equitably adjusted by the Board of Directors of the Corporation for any stock split, stock dividend, reclassification of shares or other similar event affecting any such series of Preferred Stock). As used herein, the Original Purchase Price of the Series A Preferred Stock is $.85 per share; the Original Purchase Price of the Series B Preferred Stock is $1.40 per share; the Original Purchase Price of the Series C Preferred Stock; the Series D Preferred Stock is $3.81 per share; the Original Purchase Price of the Series E Preferred Stock is $3.85 per share, the Original Purchase Price of the Series F Preferred Stock is $5.00 per share; and the Original Purchase Price of the Series G Preferred Stock is $6.51 per share.

                  (j) RESTRICTIONS ON DIVIDENDS. The Corporation shall not declare an Accruing Dividend on any series of Preferred Stock unless it declares at the same time the applicable Accruing Dividend on each outstanding series of Preferred Stock. Except for the Series A Accruing Dividends, the Series B Accruing Dividends, the Series C Accruing Dividends, the Series D Accruing Dividends, the Series E Accruing Dividends, the Series F Accruing Dividends, the Series G Accruing Dividends and dividends deliverable and payable in accordance with paragraphs 3(h) and (i) above, the Corporation shall not declare and pay a dividend on any outstanding series of Preferred Stock, unless the same dividend is declared and paid on all outstanding series of Preferred Stock.

         4.       LIQUIDATION RIGHTS.

                  (a) LIQUIDATION AMOUNTS. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of stock which ranks, with respect to the right to receive payments upon liquidation, junior to the Preferred


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
Stock: (i) the holders of record of shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to the greater of (x) the Original Purchase Price for such series, plus an amount equal to the unpaid Series A Accruing Dividends, plus any other declared and unpaid dividends thereon, up to and including the date of payment (the "Series A Base Amount"), or (y) the amount which the holders of Series A Preferred Stock would have received under paragraph 4(b) hereof had all such shares of Series A Preferred Stock been converted into Common Stock immediately prior to the close of business on the business day preceding the day fixed for such distribution; (ii) the holders of record of shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to the greater of (x) the Original Purchase Price for such series, plus an amount equal to the unpaid Series B Accruing Dividends, plus any other declared and unpaid dividends thereon, up to and including the date of payment (the "Series B Base Amount") or (y) the amount which the holders of Series B Preferred Stock would have received under paragraph 4(b) hereof had all such shares of Series B Preferred Stock been converted into Common Stock immediately prior to the close of business on the business day preceding the day fixed for such distribution; (iii) the holders of record of shares of Series C Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to greater of (x) the Original Purchase Price for such series, plus an amount equal to the unpaid Series C Accruing Dividends, plus any other declared and unpaid dividends thereon, up to and including the date of payment (the "Series C Base Amount") or (y) the amount which the holders of Series C Preferred Stock would have received under paragraph 4(b) hereof had all such shares of Series C Preferred Stock been converted into Common Stock immediately prior to the close of business on the business day preceding the day fixed for such distribution; (iv) the holders of record of shares of Series D Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to greater of (x) the Original Purchase Price for such series, plus an amount equal to the unpaid Series D Accruing Dividends, plus any other declared and unpaid dividends thereon, up to and including the date of payment (the "Series D Base Amount") or (y) the amount which the holders of Series D Preferred Stock would have received under paragraph 4(b) hereof had all such shares of Series D Preferred Stock been converted into Common Stock immediately prior to the close of business on the business day preceding the day fixed for such distribution; (v) the holders of record of shares of Series E Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to greater of (x) the Original Purchase Price for such series, plus an amount equal to the unpaid Series E Accruing Dividends, plus any other declared and unpaid dividends thereon, up to and including the date of payment (the "Series E Base Amount") or (y) the amount which the holders of Series E Preferred Stock would have received under paragraph 4(b) hereof had all such shares of Series E Preferred Stock been converted into Common Stock immediately prior to the close of business on the business day preceding the day fixed for such distribution; (vi) the holders of record of shares of Series F Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to greater of (x) the Original Purchase Price for such series, plus an amount equal to the unpaid Series F Accruing Dividends, plus any other declared and unpaid dividends thereon, up to and including the date of payment (the "Series F Base Amount") or (y) the amount which the holders of Series F Preferred


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
Stock would have received under paragraph 4(b) hereof had all such shares of Series F Preferred Stock been converted into Common Stock immediately prior to the close of business on the business day preceding the day fixed for such distribution; and (vii) the holders of record of shares of Series G Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor, an amount per share equal to the greater of (x) the Original Purchase Price for such series, plus an amount equal to the unpaid Series G Accruing Dividends, plus any other declared and unpaid dividends thereon, up to and including the date of payment (the "Series G Base Amount") or (y) the amount which the holders of Series G Preferred Stock would have received under paragraph 4(b) hereof had all such shares of Series G Preferred Stock been converted into Common Stock immediately prior to the close of business on the business day preceding the day fixed for such distribution. The aggregate of such amounts to be paid to the holders of the Series A Preferred Stock is referred to as the "Series A Preferred Liquidation Amount." The aggregate of such amounts to be paid to the holders of the Series B Preferred Stock is referred to as the "Series B Preferred Liquidation Amount." The aggregate of such amounts to be paid to the holders of the Series C Preferred Stock is referred to as the "Series C Preferred Liquidation Amount." The aggregate of such amounts to be paid to the holders of the Series D Preferred Stock is referred to as the "Series D Preferred Liquidation Amount." The aggregate of such amounts to be paid to the holders of the Series E Preferred Stock is referred to as the "Series E Preferred Liquidation Amount." The aggregate of such amounts to be paid to the holders of the Series F Preferred Stock is referred to as the "Series F Preferred Liquidation Amount." The aggregate of such amounts to be paid to the holders of the Series G Preferred Stock is referred to as the "Series G Preferred Liquidation Amount." For the purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock with respect to the right to receive payments upon liquidation. If the funds available upon liquidation are insufficient to satisfy in full the Series A Base Amount, the Series B Base Amount, the Series C Base Amount, the Series D Base Amount, the Series E Base Amount, the Series F Base Amount and the Series G Base Amount, the entire assets of the Corporation available for such distribution shall be allocated first to the aggregate Series E Base Amount, Series F Base Amount and Series G Base Amount (or ratably among the holders of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in proportion to the respective aggregate Base Amount of each such series of Preferred Stock based on the number of shares held by each if the aggregate Series E Base Amount, Series F Base Amount and Series G Base Amount is not paid in full) and thereafter to each other series of Preferred Stock in proportion to the respective aggregate Base Amount of such other series and such allocated amounts shall be distributed ratably among the holders of each such series of Preferred Stock based on the number of shares held by each.

                  (b) RATABLE DISTRIBUTIONS. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Preferred Stock shall have been paid in full their respective Series A Preferred Liquidation Amount, Series B Preferred Liquidation Amount, Series C Preferred Liquidation Amount, Series D Preferred Liquidation Amount, Series E Preferred Liquidation Amount, Series F Preferred Liquidation Amount and Series G Preferred Liquidation Amount, the holders of Common Stock shall share ratably in the remaining assets of the Corporation available for distribution.

                  (c) MERGER. The merger or consolidation of the Corporation into or with another Corporation (other than a merger in which the Corporation is the surviving Corporation and which will not result in more than fifty (50%) percent of the capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), or the sale, conveyance or transfer of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 4, unless the holders of at least sixty (60%) percent of the then outstanding shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock, voting together as a single class on an as converted basis, elect otherwise by giving notice to the Corporation at least five (5) days before the effective date of such event. If no such notice is given, such event shall be deemed to be liquidation, dissolution or winding up for purposes of this paragraph 4(c) and the provisions of paragraph 5(h) shall not apply. The amount deemed distributed in connection with a transaction referred to in this paragraph 4(c) shall be the cash or the value of the property, rights or other securities distributable by the acquiring person, firm or other entity as part of such transaction. Wherever a distribution provided for in this paragraph 4 is payable in property other than in cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors. Notwithstanding the foregoing, when the consideration to be received by the holders of the capital stock of the Corporation in connection with such a merger or consolidation consists of cash, property and/or securities, and the amount to be received by the holders of the Preferred Stock is the amount specified in item (i)(y),
(ii)(y), (iii)(y), (iv)(y), (v)(y), (vi)(y) or (vii)(y), as the case may be, of the first sentence of paragraph 4(a), then the amount of cash, property and/or securities to be received by the holders of the Preferred Stock shall be limited to the amount of cash, property and/or securities that they would have received had they converted their shares of Preferred Stock into shares of Common Stock immediately prior to such merger or consolidation.

         5. CONVERSION RIGHTS. The holders of the Preferred Stock shall have the following conversion rights:

                  (a)      CONVERSION.

                           (i)      GENERAL. Subject to and in compliance with
the provisions of this paragraph 5, any shares of the Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully-paid and non-assessable shares (calculated as to each conversion to the nearest smaller whole share) of Common Stock (except that upon any liquidation of the Corporation or redemption of shares of Preferred Stock the right of conversion thereof shall terminate at the close of business on the last business day next preceding the date fixed for payment of the amount distributable with respect to such shares of Preferred Stock). The number of shares of Common Stock to which a holder of any series of Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate for such series of Preferred Stock (determined as provided in paragraph 5(c)) by the number of shares of such series of Preferred Stock being converted.

                           (ii)     CONVERSION UPON QUALIFIED PUBLIC OFFERING.
Notwithstanding anything to the contrary herein, all outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or a transfer agent designated by the Corporation into the number of shares of Common Stock into which such Preferred Stock is convertible pursuant to paragraph 5(a)(i) hereof, immediately prior to the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which Common Stock is sold at a public offering price per share of not less than $9.77 and in which the aggregate net proceeds are at least $15,000,000 (a "Qualified Public Offering"). Notice of any such Qualified Public Offering must be delivered to each holder of Preferred Stock at least thirty (30) days in advance of the proposed closing date for such Qualified Public Offering. As soon as practicable following the automatic conversion of the Preferred Stock as a result of a Qualified Public Offering the Corporation will give each holder written notice of such conversion.

                           (iii)    VOLUNTARY CONVERSION. All outstanding shares
of Preferred Stock shall, upon the vote or written consent of the holders of at least eighty (80%) percent of the then outstanding shares of Preferred Stock, voting together as a single class on an as converted basis, be automatically converted into the number of shares of Common Stock into which such Preferred Stock is then convertible pursuant to paragraph 5(a)(i) hereof without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Notice hereof shall be given by the Corporation to the holders of Preferred Stock within thirty (30) days of such vote or consent. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken.

                           (iv)     SPECIAL MANDATORY CONVERSION. In the event
any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock does not participate in a Financing (as defined below) by purchasing within the time period specified by the Corporation its full Basic Amount (as defined below), then paragraph 5(e)(i)(A) shall not apply to any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock held by such holder and each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock held by such holder shall, upon consummation of such Financing, automatically be converted into that number of share(s) of Common Stock into which such Preferred Stock was convertible pursuant to paragraph 5(a)(i) hereof immediately prior to such Financing. This Special Mandatory Conversion, however, shall not apply to the Series D, Series E, Series F or Series G Preferred Stock. For the purposes of this paragraph:

                                    (A)      a holder's "Basic Amount" of a
Financing shall be (i) its pro rata share of the portion of such Financing set aside by the Board of Directors of the Corporation (including a majority of the Directors elected or designated by the holders of Preferred Stock) for purchase by holders of outstanding Preferred Stock, such pro rata share to be determined based on the ratio of the number of shares of Preferred Stock held by each holder of Preferred Stock to the number of shares of Preferred Stock held by all holders of Preferred Stock, on an as converted basis, or (ii) if less, the maximum amount such holder is permitted to purchase in such Financing, after giving effect to any cutbacks or limitations established by the Board of Directors of the Corporation (including a majority of the Directors elected or designated by the holders of Preferred Stock) or the exercise of any pre-emptive or similar rights then held by any holders of capital stock of the Corporation; and

                                    (B)      a "Financing" shall mean any
transaction, designated as a "Financing" by the Board of Directors of the Corporation (including a majority of the Directors elected or designated by the holders of Preferred Stock) pursuant to which the Corporation shall issue any shares of Common Stock, or other securities convertible into, exchangeable or exercisable for shares of Common Stock, for cash or cash equivalent consideration; however, a Financing does not include the issuance of any shares of Common Stock or other securities of the Corporation, or options to purchase shares of Common Stock or other securities of the Corporation, issued pursuant to any stock option or stock purchase plans to the Corporation's employees, officers, directors or consultants.

                  (b) CONVERSION PROCEDURES. Upon the occurrence of a conversion specified in paragraph 5(a) hereof, each holder of Preferred Stock shall surrender the certificates representing such shares at the principal office of the Corporation or of its transfer agent, as designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder a certificate or certificates for the number of shares of Common Stock, into which the shares of Preferred Stock surrendered were convertible on the date on which such conversion occurred. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Preferred Stock being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement and an affidavit of loss satisfactory to the Corporation to indemnify the Corporation (with surety, if requested) from any loss incurred by it in connection therewith.

                  (c) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time (the "Applicable Conversion Rate") for each series of Preferred Stock shall be the quotient obtained by dividing the Original Purchase Price for such series, by the Applicable Conversion Value for such series, calculated as provided in paragraph 5(d).

                  (d) APPLICABLE CONVERSION VALUE. The Applicable Conversion Value for each series of Preferred Stock in effect from time to time shall be the Original Purchase Price for such series, as adjusted from time to time in accordance with paragraph 5(e) hereof.

                  (e)      ADJUSTMENTS TO APPLICABLE CONVERSION VALUE.

                           (i)      GENERAL.

                                    (A)      SALE OR ISSUANCE OF COMMON STOCK.
If the Corporation shall, while there are any shares of any series of Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for such series in effect immediately prior to such issuance or sale, then upon each such issuance or sale, except as hereinafter provided, such Applicable Conversion Value shall be lowered so as to be equal to an amount determined by multiplying the Applicable Conversion Value by a fraction:

                                             (x)      the numerator of which
shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (2) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value in effect immediately prior to such issuance, and

                                             (y)      the denominator of which
shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (2) the number of such additional shares of Common Stock so issued; provided, however, in no event will any adjustment be made to the extent it would result in any shares of Common Stock being issued for an amount which is less than the par value of such shares.

                                    (B)      SALE OR ISSUANCE OF WARRANTS,
OPTIONS OR PURCHASE RIGHTS WITH RESPECT TO COMMON STOCK. For the purposes of this paragraph 5(e)(i), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for any such Common Stock shall be less than the Applicable Conversion Value(s) at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value(s) shall be made under this paragraph 5(e)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided. Any adjustment of the Applicable Conversion Value(s) pursuant to this paragraph 5(e)(i)(B) which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be recomputed if, as, and when such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that the Applicable Conversion Value(s) effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, subscriptions or purchase rights, adjusted as if the expired or canceled warrants, options, subscriptions or purchase rights had not been issued.

         For purposes of this paragraph 5(e)(i), the "Net Consideration Per Share" which may be received by the Corporation shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted. The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities.

                                    (C)      CONSIDERATION: NON-CASH PROPERTY.
For purposes of this paragraph 5(e)(i), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of Common Stock or any of the securities described in this paragraph 5(e)(i) consists of property other than cash, the Board of Directors of the Corporation shall in its good faith discretion value such property, whereupon such value shall be recorded on the books of the Corporation as consideration for the property so received.

         This paragraph 5(e)(i) shall not apply and no adjustment in the Applicable Conversion Value(s) shall be made hereunder upon an Extraordinary Common Stock Event (as hereinafter defined in paragraph 5(e)(iii).

                           (ii)     CERTAIN ISSUES OF COMMON STOCK EXCEPTED.
Anything in paragraph 5(e)(i) to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Applicable Conversion Value as set forth in paragraph 5(e)(i), in the case of (x) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock or (y) the issuance of, or grant of options, warrants or similar securities to purchase, up to 7,200,000 shares of Common Stock pursuant to the Corporation's 1996 Incentive Stock Plan, as amended from time to time (including in such number all options outstanding on the date this Restated Certificate of Incorporation becomes effective) or pursuant to any similar plan approved by the Board of Directors for the purpose of using equity securities to provide incentives to persons or entities whom the Board of Directors determines can help the Corporation achieve its objective and the issuance of, or grant of options or warrants to purchase up to 300,000 shares of Common Stock pursuant to routine equipment financing transactions, or such greater number of shares as may be approved by the holders of sixty (60%) percent of the Preferred Stock voting, consenting or acting as a single class on an as converted basis, or the issuance of shares of Common Stock upon the exercise of any such options (which number shall be equitably adjusted on the occurrence of an Extraordinary Common Stock Event, as hereinafter defined, a reclassification, reorganization or similar event affecting the Common Stock) to officers, directors, employees of or consultants to the Corporation. Unless the Board of Directors shall determine otherwise, the maximum number of shares under the Corporation's 1996 Incentive Stock Plan excluded from adjustments pursuant to the preceding sentence of this paragraph 5(e)(ii) shall be automatically increased on January 1, 2001 and on the first calendar day of each year thereafter by a number equal to the lesser of (i) 3,000,000 shares of Common Stock (which number shall be equitably adjusted on the occurrence of an Extraordinary Common Stock Event, as hereinafter defined, a reclassification, reorganization or similar event affecting the Common Stock) and (ii) the number of shares of Common Stock equal to five percent (5%) of the issued and outstanding shares of Common Stock of the Corporation (calculated on a fully-diluted (including all shares issuable under the Corporation's 1996 Incentive Stock Plan) and as-converted basis); provided, that the maximum number of shares of Common Stock under the Corporation's 1996 Incentive Stock Plan excluded from adjustments pursuant to the preceding sentence of this paragraph 5(e)(ii) shall not exceed a number of shares of Common Stock equal to twenty-five percent (25%) of the issued and outstanding shares of Common Stock of the Corporation (calculated on a fully-diluted (including all shares issuable under the Corporation's 1996 Incentive Stock Plan) and as-converted basis).

                           (iii)    EXTRAORDINARY COMMON STOCK EVENT. Upon the
happening of an Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for each series of Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted only under this paragraph 5(e)(iii) by multiplying the then effective Applicable Conversion Value for such series by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value for such series. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "Extraordinary Common Stock Event" shall mean (x) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (y) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock; provided, that the reclassification and subdivision of each share of Old Common Stock into one and one-half shares of Common Stock detailed in paragraphs 2 through 6 of this Article Fourth shall not be deemed an Extraordinary Common Stock Event with respect to the Series G Preferred Stock.

                  (f) DIVIDENDS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution provided for herein) payable in securities of the Corporation other than shares of Common Stock or in assets (excluding ordinary cash dividends paid out of retained earnings), then and in each such event, provision shall be made so that the holders of Preferred Stock shall receive upon conversion of such Preferred Stock, in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the record date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in paragraph 5(j)), retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph 5 with respect to the rights of the holders of the Preferred Stock.

                  (g) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of any series of Preferred Stock shall be changed into the same or different number of shares of any series or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this paragraph 5, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this paragraph 5), then and in each such event the holders of each share of such series of Preferred Stock shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable by such holders upon such reorganization, reclassification or other change, equal to the number or shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (h) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this paragraph 5) or a merger or consolidation of the Corporation with or into another Corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person (other than an event described in paragraph 4(c), unless the requisite number of holders of Preferred Stock have elected not to treat such event as a liquidation for purposes of such paragraph), then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Preferred Stock shall be entitled to receive upon consummation of such transaction, the number of shares of stock or other securities or property of the Corporation, or of the successor Corporation resulting from such merger, consolidation or sale, to which a holder of Common Stock issuable upon conversion would have been entitled upon consummation of such capital reorganization, merger, consolidation or sale had such holder's Preferred Stock been converted into Common Stock prior to such capital reorganization, merger, consolidation or sale, provided that no such provision shall be deemed to constitute the consent of the holders of the Preferred Stock to any such transaction if such consent is required by this Restated Certificate of Incorporation or under applicable law.

                  (i) CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Applicable Conversion Rate for any series of Preferred Stock, the Corporation will furnish each holder of shares of such series of Preferred Stock with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

                  (j) EXERCISE OF CONVERSION PRIVILEGE. To exercise his conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted together with a written notice of such conversion to the Corporation at its principal office or to the transfer agent, if any, which has been designated by the Corporation. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for the conversion shall be duly endorsed in blank or accompanied by proper assignment thereof to the Corporation duly endorsed in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, (i) such certificate or certificates as the holder may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this paragraph 5, and (ii) cash, as provided in paragraph 5(k), in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the bolder or holders of record of the shares of Common Stock represented thereby.

                  (k) CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock (as determined in good faith by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

                  (l) PARTIAL CONVERSION. In the event some but not all of the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

                  (m) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action, subject to the terms of this Restated Certificate of Incorporation and applicable law, as may be necessary to increase its authorized but unissued shares of Common Stock at least to such number of shares as shall be sufficient for such purpose.

                  (n) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                  (o) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any series of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such series of Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         6.       REDEMPTION.

                  (a) On or after August 1, 2002, the Corporation shall, at the written election of the holders of at least sixty (60%) percent of the then outstanding shares of Preferred Stock, voting together as a single class, upon written notice delivered to the Corporation and specifying the first day on which such shares are to be redeemed out of funds legally available therefor (which shall be a date not fewer than thirty (30) days after such notice is delivered to the Corporation), (i) redeem on the date specified by such holders one-third of all the shares of each series of Preferred Stock outstanding on the date of such election and (ii) redeem on the first and second anniversaries of such date an additional one-third of the shares of each series of Preferred Stock outstanding on the date of such initial election (each such date being herein called a "Redemption Date").

                  (b) All shares of Preferred Stock which are to be redeemed hereunder shall remain issued and outstanding until the Redemption Price (as set forth below) therefore has been indefeasibly paid in full in cash. If the Corporation for any reason fails to pay the Redemption Price for any shares of Preferred Stock on or prior to the respective Redemption Date, then the unpaid Redemption Price shall thereafter bear interest at the annual rate of twelve and one half (12.5%) percent, compounded annually, until paid.

                  (c) The Redemption Price (the "Redemption Price") for each share of Preferred Stock to be redeemed pursuant to this paragraph 6 shall be the sum of the Original Purchase Price for such shares (subject to equitable adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event affecting or relating to the

Preferred Stock) plus the amount of the unpaid Accruing Dividends and all other declared but unpaid dividends on such shares, up to and including the applicable Redemption Date.

                  (d) After receipt of a notice of election pursuant to paragraph 6(a), the Corporation will give written notice by mail, postage prepaid, to the holders of record of Preferred Stock to be redeemed, such notice to be delivered to each such holder at its post office address shown by the records of the Corporation, specifying the number of shares to be redeemed, the Redemption Price, and the place of such redemption and the Redemption Date, (which date shall not be a day on which banks in the City of Boston are required or authorized to close) and to be given at least twenty (20) days prior to the Redemption Date; provided, however, that the Corporation's failure to give such notice shall in no way affect its obligation to redeem the shares of Preferred Stock as provided in this paragraph 6. If on or before the Redemption Date, the funds necessary for redemption shall have been deposited with an independent payment agent so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Preferred Stock to be redeemed shall not have been surrendered for cancellation, from and after the close of business on such Redemption Date, the shares so called for redemption with respect to any holder shall no longer be deemed outstanding, any dividends thereon shall cease to accrue, and all rights with respect to such shares, including all conversion rights pursuant to paragraph 5 hereof, shall forthwith cease, except only the right of the holders thereof to receive, upon presentation of the certificates representing shares so called for redemption, the Redemption Price applicable to such Preferred Stock without interest thereon.

                  (e) If the funds of the Corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation first shall redeem such number of shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock ratably from the holders thereof to the extent of any funds legally available for the redemption of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and thereafter shall redeem such number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock ratably from the holders thereof to the extent of any funds legally available for redemption of such series of Preferred Stock, according to the respective amounts which will be payable with respect to the full number of shares of Preferred Stock to be redeemed on such date, as if all such Preferred Stock were redeemed in full. Any shares of Preferred Stock not redeemed shall remain outstanding. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such Preferred Stock to be redeemed on such prior Redemption Date, or such portion thereof for which funds are then available, on the basis set forth above.

                  (f) Subject to the terms of paragraph 6(d), any shares of Preferred Stock may be converted by the holder thereof to Common Stock in accordance with the provisions of this Restated Certificate of Incorporation, at any time prior to the close of business on the last business day next preceding the Redemption Date.

                  (g) In the event the Corporation shall fail to redeem all the shares of Preferred Stock on any Redemption Date hereunder, then thereafter until the redemption or conversion of all such shares of Preferred Stock to be redeemed at such Redemption Date, the holders of Preferred Stock, voting as a single class, shall be entitled to elect a majority of the Board of Directors of the Corporation, notwithstanding anything to the contrary set forth herein or in any agreement among the Corporation and its shareholders.

                  (h) No shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such acquired Preferred Stock shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

         7.       NOTICES OF RECORD DATE. In the event of:

                  (a) any taking by the Corporation of a record of the holders of any series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any series or any other securities or property, or to receive any other right; or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice on which such action is to be taken.

         8. REPURCHASE OF SERIES D PREFERRED STOCK BY THE CORPORATION. Any shares of Series D Preferred Stock repurchased by the Corporation shall not thereafter be transferred on the books of the Corporation, shall be cancelled, shall not receive any of the rights, preferences, privileges and restrictions granted herein, shall not be voted by the Corporation and shall not be deemed to be outstanding for any purpose whatsoever.

B.       COMMON STOCK.

         1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

         2. VOTING RIGHTS. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one (1) vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

         3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

         4. DISSOLUTION, LIQUIDATION OR WINDING-UP. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

FIFTH:      The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the Directors and the stockholders.

A.       Directors need not be stockholders of the Corporation.

B. Subject to any limitation contained in the By-laws or herein, the Board of Directors may make By-laws, and from time to time may alter, amend or repeal any By-laws, but any By-laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of the holders of a majority of the stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of such meeting.

C. The Board of Directors shall have power from time to time to fix and determine and to vary the amount of the working capital of the Corporation, to direct and determine the use and disposition thereof, to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

D. The Board of Directors may from time to time determine whether and to what extent and at which times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors or as provided for in any agreement between such stockholder and the Corporation.

E. No contract or other transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial or other interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorized the contract or other transaction, or solely because his or their votes are counted for such purpose, provided that the material facts as to such relationship or interest and as to the contract or other transaction are disclosed or are known
         (a) to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, or (b) to the stockholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the stockholders.

F. Any contract, act or transaction of the Corporation or of the Directors may be ratified by a vote of a majority of the shares having voting power, or such greater voting percentage and/or class vote as may be required by this Restated Certificate of Incorporation, at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Restated Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

G. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to (i) any agreements among and between stockholders, (ii) the rights of creditors and (iii) rights expressly provided for particular classes or series of stocks, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors of the Corporation to divide such assets or any part thereof among the stockholders of the Corporation in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

H.       Elections of Directors need not be by ballot.

I. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a Director or officer of this Corporation or while a Director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any By-law, agreement, vote of Directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section (I) of Article FIFTH shall not adversely affect any right or protection of a Director or officer of the Corporation existing at the time of such repeal or modification.

J. A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Section (J) of Article FIFTH shall not eliminate or limit a Director's liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section (J) of Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         Any repeal or modification of this Section (J) of Article FIFTH shall not increase the personal liability of any Director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

SIXTH:      Except as expressly provided herein or in any agreement between such stockholder and the Corporation, no holder of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such additional authorized issued new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

SEVENTH: Meetings of stockholders may be held without the State of Delaware, if the By-laws so provide. The books of the Corporation may be kept (subject to the provisions of the Delaware General Corporation Law) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors.

EIGHTH:     Subject to the restrictions set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

3. The Restated Certificate of Incorporation was duly adopted by unanimous written consent of the Directors and by written consent of the stockholders in accordance with the applicable provisions of Section 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said SITARA NETWORKS, INC. has caused this certificate to be signed by its President as of the 16th day of June, 2000 and attested to by its Secretary.


Attested:                              SITARA NETWORKS, INC.



/s/ Arthur I. Anderson                 By: /s/ Malik Z. Khan
-----------------------------             -----------------------------
Arthur I. Anderson                           Malik Z. Khan
Secretary                                    President

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                             A CERTAIN ERROR IN THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SITARA NETWORKS, INC.

                 FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON JUNE 16, 2000.

     Sitara Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

     DOES HEREBY CERTIFY:

     1.   The name of the corporation is Sitara Networks, Inc.

     2. That a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on June 16, 2000 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows:

               One reference to the par value of the Common Stock was incorrect and should have stated the par value to be $.00001 per share.

     4. The third full paragraph in Article Fourth of the Certificate is corrected to read as follows:

               (a) Each outstanding share of the Common Stock, par value $.00001 per share, of the Corporation (the "Old Common Stock") shall be reclassified as and subdivided into one and one-half (1.5) shares of Common Stock, par value $.00001 per share, of the Corporation; and

     IN WITNESS WHEREOF, said Sitara Networks, Inc. has caused this Certificate to be signed by Arthur I. Anderson, its Secretary, this 29th day of August, 2000.

                                             SITARA NETWORKS, INC.



                                             By: /s/  Arthur I. Anderson
                                                 -----------------------
                                                      Arthur I. Anderson
                                                      Secretary

                          CERTIFICATE OF AMENDMENT TO
                                      THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SITARA NETWORKS, INC.

SITARA NETWORKS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is Sitara Networks, Inc. The original certificate of Incorporation was filed with the Secretary of State on July 19, 1996 under the name K2 Net, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State on December 9, 1996, a Certificate of Amendment changing the name of the Corporation to Sitara Networks, Inc. was filed with the Secretary of State on June 24, 1997, a Restated Certificate of Incorporation was filed with the Secretary of State on September 9, 1997, a Restated Certificate of Incorporation was filed with the Secretary of State on May 18, 1998, a Restated Certificate of Incorporation was filed with the Secretary of State on December 21, 1998, a Restated Certificate of Incorporation was filed with the Secretary of State on July 9, 1999, a Restated Certificate of Incorporation was filed with the Secretary of State on January 13, 2000 and a Restated Certificate of Incorporation was filed with the Secretary of State on June 16, 2000.

2. This Certificate of Amendment amends and restates Article Fourth, Section A.5(e)(ii) of the Restated Certificate of Incorporation of this Corporation to read in its entirety as follows:

          "(ii) CERTAIN ISSUES OF COMMON STOCK EXCEPTED. Anything in paragraph 5(e)(i) to contrary notwithstanding, the Corporation shall not be required to make any adjustment to the Applicable Conversion Value as set forth in paragraph 5(e)(i), in the case of (x) the issuance of any shares of Common Stock upon conversion of any shares of Preferred Stock or (y) the issuance of, or grant of options, warrants or similar securities to purchase, up to 9,200,000 shares of Common Stock pursuant to the Corporation's 1996 Stock Incentive Program, as amended from time to time (including in such number all options outstanding on the date this Restated Certificate of Incorporation becomes effective) or pursuant to any similar plan approved by the Board of Directors for the purpose of using equity securities to provide incentives to persons or entities whom the Board of Directors determines can help the Corporation achieve its objective (the "Stock Plans") and the issuance of, or grant of options or warrants to purchase up to 300,000 shares of Common Stock pursuant to routine equipment financing transactions, or such greater number of shares as may be approved by the holders of sixty (60%) percent of the Preferred Stock voting, consenting or acting as a single class on an as converted basis, or the issuance of shares of Common Stock upon the exercise of any such options (which number shall be equitably adjusted on the occurrence of an Extraordinary Common Stock Event, as hereinafter defined, a reclassification, reorganization or similar event affecting the Common Stock) to officers, directors, employees of or consultants to the Corporation. Unless the Board of Directors shall determine otherwise, the maximum number of shares under the Corporation's Stock Plans excluded from adjustments pursuant to the preceding sentence of this paragraph 5(e)(ii) shall be automatically increased on January 1, 2001 and on the first calendar day of each year thereafter by a number equal to the lesser of (i) 3,000,000 shares of Common Stock (which number shall be equitably adjusted on the occurrence of an Extraordinary Common Stock Event, as hereinafter defined, a reclassification, reorganization or similar event affecting the Common Stock) and (ii) the number of shares of Common Stock equal to five percent (5%) of the issued and outstanding shares of Common Stock of the Corporation (calculated on a fully-diluted (including all shares issuable under the Corporation's Stock Plans) and as-converted basis); provided, that the maximum number of shares of Common Stock under the Corporation's Stock Plans excluded from adjustments pursuant to the preceding sentence of this paragraph 5(e)(ii) shall not exceed a number of shares of Common Stock equal to twenty-five percent (25%) of the issued and outstanding shares of Common Stock of the Corporation (calculated on a fully-diluted (including all shares issuable under the Corporation's Stock Plans) and as-converted basis).''

3. This Restated Certificate of Amendment was duly adopted by unanimous written consent of the Directors and by written consent of the stockholders in accordance with the applicable provisions of Section 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SITARA NETWORKS, INC. has caused this certificate to be signed by its President as of the 19th day of October, 2000 and attested to by its Secretary.

Attested:                               SITARA NETWORKS, INC.

/s/ Arthur I. Anderson                  By: /s/ Malik Z. Khan
----------------------                      -----------------
Arthur I. Anderson                          Malik Z. Khan
Secretary                                   President


                                      -3-